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                                                                   EXHIBIT 10.61



                        SEVERANCE AND RELEASE AGREEMENT

        This Severance and Release Agreement (the "Agreement") is made and entered into by and between Paul Emery II ("Emery") and MTI Technology Corporation, a Delaware corporation ("MTI" or "the Company"), and shall become effective on the Effective Date (as defined in Section 5c, below).

                                    RECITALS

        On or about July 12, 2000, Emery commenced employment with MTI as the Company's Chief Operating Officer.

        On or about June 6, 2002, MTI and Emery mutually agreed to terminate Emery's employment. MTI does not have a uniform policy or practice of granting particular severance benefits to its employees or executives. However, MTI offered to pay to Emery only those severance benefits described in the paragraphs that follow in exchange for Emery's release of all claims against the Company. Emery accepted this offer.

        NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Emery and the Company agree, covenant, and represent as follows:

                                    AGREEMENT

        1.     Termination Of Employment

               a. Emery and MTI hereby agree to mutually terminate Emery's employment as the Chief Operating Officer of the Company and any and all other positions that he may hold with the Company, with an effective date of June 6, 2002 (the "Termination Date").

               b. As of the Termination Date, MTI shall pay to Emery (i) all accrued but unpaid salary as the Termination Date in the total gross amount of $9,500.00 and (ii) all unused vacation pay accrued up to and including June 6, 2002 in the total amount of $30,465.31 (collectively, the "Termination Payment"). The total gross amount of the Termination Payment is $43,152.81. MTI shall withhold from the Termination Payment all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions.

        2.     Severance Benefits

               a. After the Effective Date of this Agreement, Emery shall receive a severance payment from the Company in the total gross amount of $154,375.00 (the "Severance Payment"), to be paid bi-weekly in thirteen equal payments of $11,875.00 (the "Installment Payments"). The first Installment Payment will be paid on MTI's first payroll date following the Effective Date of this Agreement. MTI shall withhold from

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the Installment Payments all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions.

               b. Emery shall also receive from the Company, after the Effective Date of this Agreement, a car allowance in the total gross amount of $12,000.00, to be paid in six equal payments of $2,000.00 (the "Auto Allowance"), beginning on MTI's first payroll date following the Effective Date of this Agreement. MTI shall withhold from the Auto Allowance all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions.

               c. Subject to the approval of MTI's Board of Director's, MTI agrees that Emery's Stock Options (as defined below) shall immediately vest and become fully exercisable for a period beginning on the date of such approval and ending on the date 90 days after the Termination Date. Emery understands and agrees that his right to exercise the Stock Options shall be in accordance with and subject to the terms and conditions set forth in, as applicable, the MTI Technology Corporation 1996 Stock Incentive Plan, as amended (the "1996 Stock Incentive Plan"), the MTI Technology Corporation 2001 Stock Incentive Plan, as amended (the "2001 Stock Incentive Plan"), and Emery's respective Stock Option Award Agreements with MTI. The term "Stock Options" shall mean the 200,000 shares granted to Emery on July 12, 2000 under the 1996 Stock Incentive Plan, the 100,000 shares granted to Emery on September 28, 2000 under the 1996 Stock Incentive Plan, the 200,000 shares granted to Emery on April 5, 2001 under the 1996 Stock Incentive Plan, the 13,542 shares granted to Emery on July 9, 2001 under the 1996 Stock Incentive Plan, the 27,083 shares granted to Emery on October 3, 2001 under the 2001 Stock Incentive Plan, and the 100,000 shares granted to Emery on April 1, 2002 under the 2001 Stock Incentive Plan. Emery agrees that he has no other rights to acquire any other securities of MTI, or any interest therein.

               d. Emery acknowledges that, as of July 1, 2002, he may be eligible to obtain continuing coverage under MTI's group medical plan pursuant to the provisions of the Consolidated Omnibus Reconciliation Act and its implementing regulations ("COBRA"). From July 1, 2002 through December 31, 2002, or until such time as Emery obtains other employment, whichever occurs sooner, MTI will pay the premium payments for any COBRA continuation coverage that Emery elects to obtain for himself and his family. In addition, from July 1, 2002 through December 31, 2002, or until such time as Emery obtains other employment, whichever occurs sooner, MTI will reimburse Emery for medical expenses (and life insurance) incurred by Emery that are not covered by his COBRA continuation coverage but that would be covered under MTI's Executive Medical Plan. As of December 31, 2002, or such lesser time if Emery obtains other employment sooner, and at all times thereafter, Emery shall be solely responsible for paying any and all premiums necessary to continue such health insurance benefits. Emery hereby acknowledges that he has received from the Company all required information and forms regarding his right to continue his health insurance benefits under COBRA.



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

               e. Emery shall not be eligible for, or entitled to receive, any severance benefits, stock, stock options, or any other benefits other than those specifically identified in this Agreement including, but not limited to, any benefits under Emery's Severance Agreement with the Company, dated July 10, 2000, which shall be of no further force or effect.

               f. Emery will cooperate with MTI in the orderly transfer of his responsibilities to other MTI employees. Emery will also cooperate in good faith with MTI in the defense of any action that has been or will be brought against MTI that arises out of, or relates in any way to his employment with MTI. MTI agrees, covenants and represents that it will indemnify and hold Emery harmless to the extent required by law for all that Emery necessarily expends or loses in direct consequence of the discharge of his duties under this paragraph 2(f).

        3.     Release

               a. In consideration of the promises specified in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Emery, for himself and his heirs, assigns, executors, administrators, and agents, past and present (collectively, the "Emery Affiliates"), hereby fully and without limitation releases, covenants not to sue, and forever discharges MTI and its respective subsidiaries, divisions, affiliated corporations, affiliated partnerships, parents, trustees, directors, officers, shareholders, partners, agents, employees, representatives, consultants, attorneys, heirs, assigns, executors and administrators, predecessors and successors, past and present (collectively with MTI, the "MTI Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or in equity suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected ("Claims"), that Emery or the Emery Affiliates now have, or may ever have, against any of the MTI Releasees that arise out of, or are in any way related to: (i) Emery's employment by MTI or any of the other MTI Releasees; (ii) the termination of Emery's employment by MTI or any of the other MTI Releasees; and (iii) any transactions, occurrences, acts or omissions by MTI or any of the other MTI Releasees occurring prior to the Effective Date of this Agreement.

               b. Without limiting the generality of the foregoing, Emery specifically and expressly releases any Claims occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination law, including the California Fair Employment and Housing Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the National Labor Relations Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; as well as Claims arising out of or related to violations of the provisions of the California Labor Code; state and federal wage and hour laws; breach of contract; fraud; misrepresentation; common counts; unfair competition; unfair business practices; negligence; defamation; infliction



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

of emotional distress; invasion of privacy; assault; battery; false imprisonment; wrongful termination; and any other state or federal law, rule, or regulation.

               c. Emery represents that he did not suffer any work-related injuries while employed by the Company, that he has no intention of filing any claims for workers' compensation benefits of any type against the Company, and that he will not file or attempt to file any claims for workers' compensation benefits of any type against the MTI Releasees. Emery acknowledges that the Company has relied upon these representations, and that the Company would not have entered into this Agreement but for these covenants and representations. As a result, Emery agrees, covenants, and represents that the Company or any of the other Releasees may, but are not obligated to, submit this Agreement to the Workers' Compensation Appeals Board for approval as a compromise and release as to any such new or unasserted workers' compensation claims or any of the other Releasees.

        4.     Release of Unknown Claims

               Emery acknowledges that he is aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

                      "A general release does not extend to claims which the
               creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

               Emery hereby waives and relinquishes all rights and benefits that he may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect.

        5.     Older Worker's Benefit Protection Act.

               a. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the "OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Emery acknowledges and agrees that he has executed this Agreement voluntarily, and with full knowledge of its consequences.

               b. In addition, Emery hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by Emery; (b) the release provisions of this Agreement apply to rights and claims that Emery may have under the ADEA, including the right to file a lawsuit against the Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims that Emery may have under the ADEA that arise after the date Emery executes this Agreement; (d) the Company does not have a preexisting duty to pay the severance benefits identified in this Agreement; (e) Emery has been advised in writing to consult with an attorney prior to executing this Agreement.



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

               c. Emery agrees, covenants, and represents that the termination of his employment shall not for any purpose be deemed to have resulted from an "exit incentive program" or "any other termination program offered to a group or class of employees," as those phrases are defined in the OWBPA and its implementing regulations. Accordingly, Emery acknowledges and agrees that: (i) he shall have a period of 21 days in which to consider whether to execute this Agreement; (ii) if he executes this Agreement prior to expiration of the 21-day period, he has voluntarily decided to execute the Agreement; and (iii) he shall have a period of seven days after execution of this Agreement to revoke this Agreement. Emery further understands that this Agreement shall not become effective until expiration of this seven-day period (the "Effective Date").

        6.     Confirmation of Payment of Wages.

               Emery acknowledges that he has been paid all wages and other compensation due and owing to him from the Company as of the Effective Date of this Agreement, including all commissions, bonuses, and accrued vacation. Accordingly, Emery understands that the release provisions of Sections 3 and 4 of this Agreement release and discharge the Company from any and all claims that he may have against the Company for unpaid wages and other compensation including, but not limited to, any claims for salary; bonuses; commissions; stock; stock options; other securities, or any other ownership interests or rights to acquire, directly or indirectly, ownership interests in the Company; vacation pay; fringe benefits; expense reimbursements; severance pay; or any other form of compensation not listed as part of this Agreement.

        7.     Confidentiality and Non-Disparagement

               a. Emery agrees, covenants and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, and the terms of this Agreement shall be held in confidence, and shall not be disclosed, communicated, offered into evidence in any legal proceeding, or divulged to any person other than those who must perform tasks to effectuate this Agreement. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement to those persons to whom disclosure is necessary for the preparation of tax returns and other financial reports; the obtaining of legal advice; and to persons to whom disclosure is ordered by a court of competent jurisdiction or as otherwise required by law, including the Securities Exchange Act of 1934, as amended (including the regulations promulgated thereunder), and the regulations of Nasdaq; by obligation to owners, shareholders, partners, or members of the Company; or by MTI in connection with any financing, merger, sale, or similar transaction. Without limiting the foregoing, Emery understands and acknowledges that MTI may be required to disclose this Agreement, or the terms of this Agreement, in connection with its filings with the Securities and Exchange Commission or Nasdaq, as well as in connection with any potential financing, merger, sale, or similar transaction.



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

               b. Emery agrees, covenants and represents that he shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with MTI's business interests or reputation.

        8.     Trade Secrets

               Emery acknowledges that he executed a Proprietary Information Agreement and that he shall continue to be bound by this Proprietary Information Agreement following the termination of his employment with MTI. A copy of the Proprietary Information Agreement is attached to this Agreement as Exhibit "A." Without limiting in any way the terms of the Proprietary Information Agreement, Emery agrees that he will not disclose over the Internet any confidential, proprietary, or trade secret information of the Company.

        9.     Non-Admission of Liability

               This Agreement shall not be treated as an admission of liability by MTI, at any time or for any purpose, and this Agreement shall not be admissible in any proceeding between the parties except a proceeding relating to a breach of its provisions after execution, or a proceeding to obtain approval of the Agreement as a compromise and release as provided in Section 3(c) of this Agreement.

        10.    Arbitration of Disputes

               a. MTI and Emery agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Emery and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to Emery's employment or the termination of Emery's employment shall be resolved by final and binding arbitration in accordance with the then-existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Claims subject to arbitration shall include, but are not limited to: contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act. However, claims for unemployment compensation, workers' compensation, and claims under the National Labor Relations Act shall not be subject to arbitration.

               b. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to rule on a motion to dismiss and/or summary judgment by either Emery or the



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Company and shall apply the standards governing such motions under the
California Code of Civil Procedure.

               c. The parties may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Nothing in this Agreement precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. All arbitration hearings under this Agreement shall be conducted in Orange County, California. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of either party.

               d. THE PARTIES UNDERSTAND AND AGREE THAT THIS SECTION CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT, AND THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

               e. The arbitration provisions of this Section shall be governed by the Federal Arbitration Act ("FAA"), unless a court of competent jurisdiction determines the FAA to be inapplicable, in which case the parties agree that the California Arbitration Act (Code Civil Procedure Section 1280 et seq.) shall apply. In all other respects, this Section 10 is to be construed in accordance with the laws of the State of California, without reference to conflicts of law principles.

        11.    Successors and Assigns

               This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, agents and employees, past and present, of Emery and MTI.

        12.    Ambiguities

               This Agreement has been reviewed by the parties. The parties have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the parties expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.



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

        13.    Choice of Law

               This Agreement has been negotiated and executed in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without regard to California's conflict of laws rules.

        14.    Integration

               This Agreement, the Proprietary Information Agreement attached as Exhibit "A," the 1996 Stock Incentive Plan, the 2001 Stock Incentive Plan, and Emery's Stock Option Award Agreements with the Company together constitute a single, integrated written contract expressing the entire agreement of the parties. There are no other agreements, written or oral, express or implied, between the parties with respect to the subject matter hereof. These agreements may not be orally modified. These agreements may only be modified in a written instrument signed by both parties.

        15.    Severability

               The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time or for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable, except for the Release provisions of Sections 3 and 4 of this Agreement. If a court of competent jurisdiction finds the release provisions of Sections 3 or 4 of this Agreement to be unenforceable or invalid, then this Agreement shall become null and void, and any severance benefits provided by MTI to Emery pursuant to
Section 2 of the Agreement shall be returned to MTI within 15 days. If a court of competent jurisdiction finds any provision other than the release provisions of Sections 3 or 4, or part thereof, to be invalid or unenforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

        16.    Execution of Counterparts

               This Agreement may be executed in counterparts, and if so executed and delivered, all of the counterparts together shall constitute one and the same Agreement.

        17.    Captions

        The captions and section numbers in this Agreement are inserted for the readers' convenience, and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.



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        18.    Representations And Warranties

               a. Emery represents and warrants that he has the authority to enter into this Agreement and to bind all persons and entities claiming through him.

               b. Emery represents that he has read this Agreement and fully understands all of its terms; that MTI has advised him to consult with an attorney, and that he has conferred with his attorneys or has knowingly and voluntarily chosen not to confer with his attorneys about this Agreement; that he has executed this Agreement without coercion or duress of any kind; and that he understands any rights that he has or may have and signs this Agreement with full knowledge of any such rights.

               c. Emery acknowledges that no representations, statements or promises made by MTI, or by its agents or attorneys, has been relied on in entering into this Agreement.

        THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT AND ACCEPT AND AGREE TO THE PROVISIONS CONTAINED THEREIN, AND HEREBY EXECUTE IT, KNOWINGLY AND VOLUNTARILY, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

        IF EMERY SIGNS THIS AGREEMENT BEFORE THE EXPIRATION OF THE 21-DAY REVIEW PERIOD PROVIDED BY SECTION 5(c), EMERY AGREES THAT HE HAS VOLUNTARILY WAIVED THE REVIEW PERIOD.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which consists of 9 pages, on the dates indicated below.

PAUL EMERY                                   MTI TECHNOLOGY CORPORATION

Signature: /s/ PAUL EMERY                    Signature: /s/ TOM RAIMONDI
          -------------------------                    -------------------------
                                                         Tom Raimondi
                                                         President

Date:      JULY 30, 2002                     Date:       8/12/02
     ------------------------------               ------------------------------



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